Exhibit 10.8

August 21 2006

The PMI Group, Inc.

3003 Oak Road

Walnut Creek, California 94597

Attention:	Donald P. Lofe, Jr.
Executive Vice President and Chief Financial Officer

$300 Million Senior Credit Facility

Ladies and Gentlemen:

Bank of America, N.A. (“Bank of America”) is pleased to offer to be the sole and exclusive administrative agent (in such capacity, the “Administrative Agent”) for a $300 Million Senior Credit Facility (the “Senior Credit Facility”) to The PMI Group, Inc., a Delaware corporation (“you” or the “Borrower”), and Bank of America is pleased to offer its commitment to lend up to $80 million of the Senior Credit Facility, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto (the “Summary of Terms”). Banc of America Securities LLC (“BAS”) is pleased to advise you of its willingness, in connection with the foregoing commitment, to act as sole and exclusive lead arranger and sole and exclusive book manager (in such capacities, the “Lead Arranger”) for the Senior Credit Facility and to use its best efforts to form a syndicate of financial institutions (the “Lenders”) reasonably acceptable to you and the Lead Arranger for the Senior Credit Facility. The Senior Credit Facility may be increased up to $500 million at the discretion of the Borrower, subject to one or more financial institutions agreeing to provide such increase, in their sole discretion.

Bank of America will act as sole and exclusive Administrative Agent for the Senior Credit Facility and BAS will act as sole and exclusive Lead Arranger for the Senior Credit Facility. No additional agents, co-agents or arrangers will be appointed. In addition, no other titles will be awarded without our prior approval and subject to your prior consent.

The commitment of Bank of America hereunder and the undertaking of BAS to provide the services described herein are subject to the satisfaction of each of the following conditions precedent: (a) the accuracy and completeness of all representations that you make to Bank of America and BAS and your compliance with the terms of this Commitment Letter (including the Summary of Terms) and the Fee Letter (as hereinafter defined); (b) prior to the earlier of the completion of the syndication of the Senior Credit Facility or the execution of definitive documentation for the Senior Credit Facility, there shall be no competing offering, placement or arrangement of any debt securities or syndicated bank financing by or on behalf of the Borrower or any of its subsidiaries (other than senior notes in an aggregate principal amount not to exceed $420 million debt incurred by the Borrower or any of its subsidiaries in the ordinary course of business and the bridge loan credit agreement with Goldman Sachs Credit Partners L.P. and other lenders party thereto in an amount not to exceed $345,000,000); (c) the negotiation, execution and delivery of definitive documentation for the Senior Credit Facility consistent with the Summary of Terms and otherwise reasonably satisfactory to Bank of America and BAS; (d) no change, occurrence or development shall have occurred since December 31, 2005 that could reasonably be expected to have a material adverse effect on the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, and (e) your having obtained commitments with respect to the Senior Credit Facility from institutions other than Bank of America in an amount at least equal to $220 million.

BAS intends to commence syndication efforts promptly upon your acceptance of this Commitment Letter and the Fee Letter, in cooperation with you. You agree to actively assist BAS in achieving a syndication of the Senior Credit Facility that is satisfactory to it. Such assistance shall include (a) your providing and causing your advisors to provide Bank of America and BAS and the other Lenders upon request with all information reasonably deemed necessary by Bank of America and BAS to complete syndication; (b) your assistance in the preparation of an executive summary to be used in connection with the syndication of the Senior Credit Facility; and (c) your using commercially reasonable efforts to ensure that the syndication efforts of BAS benefit materially from your existing banking relationships.

It is understood and agreed that BAS will manage and control all aspects of the syndication in consultation with you, including decisions as to the selection of prospective Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. Allocation of titles will be done by BAS subject to your prior consent. It is understood that no Lender participating in the Senior Credit Facility will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summary of Terms.

You hereby represent and warrant that (i) all information (other than forecasts or financial projections, if any) which has been or is hereafter made available to Bank of America or BAS by you expressly for use in connection with the syndication of the Senior Credit Facility and Bank of America’s commitment hereunder (the “Information”), when taken together with the information contained in the Borrower’s SEC filings, does not and will not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (ii) all forecasts and financial projections that you have made available to Bank of America or BAS expressly for use in connection with the syndication of the Senior Credit Facility and Bank of America’s commitment hereunder have been prepared in good faith upon the basis of assumptions stated therein (it being understood that such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond your control, and that you make no representation as to the attainability of such forecasts or as to whether such forecasts or projections will be achieved or materialize).

By executing this Commitment Letter, you agree to reimburse Bank of America and BAS from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Davis Polk & Wardwell, as special counsel to the Lead Arranger and the Administrative Agent and due diligence expenses) incurred in connection with the preparation of this Commitment Letter and the definitive documentation for the Senior Credit Facility and the syndication thereof.

You agree to indemnify and hold harmless Bank of America, BAS, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated by this Commitment Letter, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent of direct, as opposed to special, indirect, consequential or punitive, damages determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. It is further agreed that Bank of America shall be liable solely in respect of its own commitment to the Senior Credit Facility on a several, and not joint, basis with any other Lender, and that such liability shall only arise to the extent damages have been caused by a breach of Bank of America’s obligations hereunder to negotiate in good faith definitive documentation for the Senior Credit Facility on the terms set forth herein as determined by a court of competent jurisdiction. You hereby agree that no Indemnified Party shall be liable for damages arising from the use by others of information or other materials made available by any Indemnified Party on IntraLinks or another similar electronic system that are accurately reproduced and posted thereon.

This Commitment Letter and the fee letter among you, Bank of America and BAS of even date herewith (the “Fee Letter”) and the contents hereof and thereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other advisors or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summary of Terms) but not the Fee Letter after your acceptance of this Commitment Letter and the Fee Letter, to, or in filings with, the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges. Bank of America and BAS shall be permitted to use information related to the syndication and arrangement of the Senior Credit Facility in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications; provided that the content of each such release, announcement or update shall be reasonably acceptable to the Borrower. Bank of America and BAS hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow Bank of America or BAS, as applicable, to identify you in accordance with the Act.

You acknowledge that Bank of America and BAS or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. Bank of America and BAS agree that they will not furnish confidential information obtained from you to any of their other customers or prospective customers and that they will treat confidential information relating to you and your affiliates with the same degree of care as they treat their own confidential information. Bank of America and BAS further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that Bank of America and BAS are permitted to access, use and share with any of their advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of Bank of America, BAS or any of such affiliates (on a confidential basis unless such information is publicly available).

In connection with all aspects of each transaction contemplated by this letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) the Senior Credit Facility and any related arranging or other services described in this letter are arm’s-length commercial transactions between you and your affiliates, on the one hand, and Bank of America and BAS, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this letter; (ii) in connection with the process leading to such transaction, Bank of America and BAS each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party; (iii) neither Bank of America nor BAS has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Bank of America or BAS has advised or is currently advising you or your affiliates on other matters) and neither Bank of America nor BAS has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this letter and any definitive documentation; (iv) Bank of America and BAS and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your affiliates and Bank of America and BAS have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Bank of America and BAS have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

The provisions of the immediately preceding five paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Senior Credit Facility shall be executed and delivered, and notwithstanding the termination of this letter or any commitment or undertaking hereunder; provided that upon execution and delivery of such definitive documentation, such definitive documentation shall supersede this letter other than with respect to the rights of BAS.

This Commitment Letter and the Fee Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter or the Fee Letter by telecopier or facsimile shall be effective as delivery of a manually executed counterpart thereof.

This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you, Bank of America and BAS hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summary of Terms), the Fee Letter, the transactions contemplated hereby and thereby or the actions of Bank of America and BAS in the negotiation, performance or enforcement hereof. The commitments and undertakings of Bank of America and BAS may be terminated by us, if you fail to perform your obligations under this Commitment Letter or the Fee Letter on a timely basis.

This Commitment Letter, together with the Summary of Terms and the Fee Letter, embodies the entire agreement and understanding among Bank of America, BAS, you and your affiliates with respect to the Senior Credit Facility and supersedes all prior agreements and understandings relating to the specific matters hereof. However, please note that the terms and conditions of the commitment of Bank of America and the undertaking of BAS hereunder are not limited to those set forth herein or in the Summary of Terms. Those matters that are not covered or made clear herein or in the Summary of Terms or the Fee Letter are subject to mutual agreement of the parties. This Commitment Letter is not assignable by the Borrower without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

This offer will expire at 5:00 p.m. New York City time on August 21, 2006 unless you execute this letter and the Fee Letter and return them to us prior to that time (which may be by facsimile transmission), whereupon this letter and the Fee Letter (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, this undertaking and commitment will expire on October 15, 2006 unless definitive documentation for the Senior Credit Facility is executed and delivered prior to such date.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Michael W. Colon
	Name:	Michael W. Colon
	Title:	Senior Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Jonathan Mullen
	Name:	Jonathan Mullen
	Title:	Principal

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

THE PMI GROUP, INC.

By:	/s/ Donald P. Lofe, Jr.
	Name:	Donald P. Lofe, Jr.
	Title:	Executive Vice President and Chief Financial Officer